Exhibit 15

November 5, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our reports dated May 3, 2021, August 3, 2021 and October 29, 2021 on our reviews of interim financial information of The Goldman Sachs Group, Inc. (the Company), which are included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, are incorporated by reference in this Registration Statement on Form S-4.

Very truly yours,

/s/ PricewaterhouseCoopers LLP